Exhibit 10.15
*[***]: Confidential information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
AGREEMENT
     THIS AGREEMENT, made and entered into by and between NovaRay, Inc., a company organized under the laws of California (“NovaRay”), and NRCT LLC, a limited liability company organized under the laws of California (each a “Party” and collectively the “Parties”), is made as of October 23, 2006 (the “Effective Date”).
     WHEREAS, NovaRay is the owner of certain inventions and technical information described below; and
     WHEREAS, NRCT wishes to acquire the right to make, sell, offer to sell, import and use such technical information and inventions described below;
     NOW THEREFORE, for valuable consideration, as evidenced by the mutual covenants herein contained and intending to be legally bound hereby, the Parties agree as follows:
1. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below:
     “Affiliate” shall mean any person that controls, is controlled by or is under control with, any other person by virtue of the ownership by the controlling person of more than fifty percent (50%) of the outstanding voting securities of the person that is deemed controlled.
     “Exclusive License Field of Use” means all closed-gantry, healthcare-related applications, including but not limited to Closed-Gantry CT and Vascular applications and Closed-Gantry life science applications.
     “Field of Use” means the Exclusive License Field of Use together with the Non-Exclusive License Field of Use.
     “Licensed Products” means any product the manufacture, use, importation, distribution, sale or offer for sale of which would be prohibited but for the licenses granted by licensor to licensee herein.
     “Licenses” means the licenses described in Section 2 below.
     “Non-Exclusive License Field of Use” means (1) all open-gantry healthcare applications, except Open-Gantry Cardiac, Electrophysiology, Neurological, CT and Peripheral applications and (2) industrial applications (security, industrial inspection and non-destructive testing).
     “Novaray Improvement Patents” means any U.S. or foreign patents, any reissues, reexamination certificates, substitute patents, continuations, continuations-in-part, divisional and/or other patents acquired by or assigned to Novaray after the Effective Date wherein practicing the invention in any claim of any such patent right would necessarily infringe any claims of any of the Patents.
     “NRCT” means NRCT LLC and its wholly owned subsidiaries.

     “NRCT Improvement Patents” means any U.S. or foreign patents, any reissues, reexamination certificates, substitute patents, continuations, continuations-in-part, divisional and/or other patents acquired by or assigned to NRTC after the Effective Date wherein practicing the invention in any claim of any such patent right would necessarily infringe any claims of any of the Patents.
     “NRCT Sublicensee” shall mean any party to which NRCT shall grant a sublicense pursuant to Section 2 hereof.
     “Patents” means any U.S. or foreign patents, any reissues, reexamination certificates, substitute patents, continuations, continuations-in-part, divisional and/or other patents issuing from or claiming priority to the U.S. Patent Nos. listed in Exhibit A.
     “Practicing the Inventions” or “Practice the Inventions” means the making, having made, using, offering to sell, importing and selling any of the methods or articles of manufacture, described and claimed in the Patents.
     “Retained Fields of Use” means any applications, uses or markets that are not included in the Field of Use.
2. PATENT LICENSES.
     (a) NovaRay hereby grants to NRCT: (i) a fully paid, worldwide, exclusive license to use, offer to sell, sell, import and make or have made any invention claimed in the Patents and Improvements within the Exclusive License Field of Use, and (ii) a worldwide, exclusive right to sublicense to third parties the Patents and Improvements within the Exclusive License Field of Use.
     (b) NovaRay hereby grants to NRCT: (i) a fully paid, worldwide, non-exclusive license to use, offer to sell, sell, import and make or have made any invention claimed in the Patents and NovaRay Improvement Patents within the Non-Exclusive License Field of Use, and (ii) a worldwide, non-exclusive right to sublicense to third parties the Patents and the NovaRay Improvement Patents within the Non-Exclusive License Field of Use.
     (c) NRCT acknowledges and agrees that the Licenses contained in this Section 3 shall not authorize NRCT or any NRCT Sublicensee to Practice the Inventions within the Retained Field of Use or to authorize any NRCT Sublicensee or customer of NRCT (or any NRCT Sublicensee) to use, make, have made or sell any of the methods or articles of manufacture described in the Patents that is designed for any application or use within the Retained Field of Use.
     (d) NRTC hereby grants to NovaRay: (i) a fully paid, worldwide, non-exclusive license to use, offer to sell, sell, import and make or have made any invention claimed in the NRTC Improvement Patents for any application, use or market other than the Exclusive Field of Use, and (ii) a worldwide, non-exclusive right to sublicense to third parties the NRTC Improvement Patents for any application, use or market other than the Exclusive Field of Use.

     (e) NovaRay and NRCT agree to negotiate in good faith as to the grant by NovaRay to NRCT of additional rights and licenses as are consistent with the licenses granted in Sections 3(a) and 3(b) above and as reasonably requested by NRCT that in NRCT’s reasonable judgment would facilitate maximizing the commercial benefit to be realized to the LLC through sublicenses (or to be able to enter into sublicenses) in the Field of Use.
     (f) NRCT Sublicensees shall be permitted to exercise all of NRCT’s license rights hereunder subject to the terms of such sublicense agreements that NRCT shall enter into with each NRCT Sublicensee, provided that no NRCT Sublicensee shall be permitted to grant further sublicenses or to transfer or assign such sublicense rights, other than: (i) sublicensings to subcontractors to manufacture Licensed Products for such NRCT Sublicensee, (ii) sublicensings to Affiliates of such NRCT Sublicensee, or (iii) transfers of such sublicense rights in connection with a sale or exchange of substantially all of the assets or equity interests for the business unit of such NRCT Sublicensee that is utilizing any sublicense granted by NRCT. As a condition to the grant of any sublicense by NRCT to any NRCT Sublicensee, such NRCT Sublicensee shall agree in writing to: (i) Practice the Inventions only with the Field of Use as provided in Section 3(b) above; (ii) comply with the further sublicensing and transferability restrictions on such NRCT Sublicensee as set forth in this Section 3(f); (iii) be bound by confidentiality provisions no less restrictive than Section 8 hereof as to the disclosure and use by such NRCT Sublicensee of any NovaRay Confidential Information; and (v) be fully responsible and liable for compliance by any Affiliate of such NRCT Sublicensee that is granted any such further sublicense pursuant to this Section 3(f).
     (g) The term of any licenses granted pursuant to this Section 3 shall be perpetual and continue until the patent rights so licensed shall expire or otherwise terminate.
3. CONSIDERATION. As partial consideration for the granting of the Licenses and the sale of components pursuant to Section 4 below, NovaRay will receive a 10% membership interest in NRCT in accordance with the Operating Agreement for NRCT, executed of even date, a copy of which is attached hereto as Exhibit B.
4. PURCHASE OF COMPONENTS. NovaRay agrees to sell to NRCT components at the prices listed and up to the quantities listed in Exhibit C. NovaRay aggress to repair, refurbish or replace components purchased by NRCT in accordance with and as described in Exhibit C. All payment terms for components are 60 days after delivery.
5. DOCUMENTATION TRANSFER. NovaRay will provide NRCT with one copy all of the documentation described in Exhibit D within a reasonable after the documentation becomes available.
6. PATENT MAINTENANCE. NovaRay will pay all the costs of any patents and/or patent applications that NovaRay determines, in its sole discretion, to file and/or maintain. Should NovaRay decide not to file a patent application in the United States, or any other country, and NRCT becomes aware of the invention as part of NovaRay’s obligations under the license, NRCT may instruct NovaRay to file a patent application in one or more of those countries and NRCT will reimburse NovaRay for its costs and fees involved in pursuing patent protection, unless NovaRay determines the invention is a trade secret or has another reasonable bona fide business reason for declining patent protection and the action is not contrary to NRCT business interests. However, for such patents and applications, NovaRay may only enforce such patents against third parties if NRCT or any sublicensed party has first declined to do so, and only if it is not against NRCT or any sublicensed party’s business interests. Further, should any enforcement by NRCT or any sublicensed party’s of such patents result in a monetary settlement or award, all such amounts will go directly to NRCT or any sublicensed party’s after paying the related costs of both Parties.
7. REPRESENTATIONS.
     (a) NovaRay represents to NRCT that, to its actual knowledge, the Patents are not dominated by any third party patents, that NovaRay has title to the Patents and the right to convey this license and that NovaRay has not granted and will not grant any rights or license to any third party inconsistent with this license.
     (b) NRCT acknowledges and agrees that there are no warranties, guarantees, conditions, covenants or representations by NovaRay as to the design, marketability, attributes, whether expressed or implied, in law or in fact, oral or written with regard to the Patents licensed hereunder, other than those expressly set forth in this Agreement.
     (c) NRCT further acknowledges and agrees that NovaRay does not warrant: (i) that the Patents are valid; (ii) that Practicing the Inventions will not infringe a third party’s intellectual property; and (iii) the accuracy, safety or usefulness for any purpose, of the Patents.
8. LITIGATION. Each Party agrees that if it becomes aware of activities or articles that potentially infringe one or more of the Patents during the term of this Agreement it shall notify the other Party. NovaRay will have the first option to contact the potential infringing party and/or institute legal action against the potential infringer, including but not limited to suing for damages and other appropriate relief. NRCT may, subject to NovaRay’s consent, contribute to the cost of the litigation. If NRCT contributes to the cost of the litigation it will be entitled to receive a percentage of the damages recovered in excess of the cost of litigation equal to the percentage of its contribution.
9. CONFIDENTIALITY. The terms of this Agreement will be deemed to be confidential to both Parties, provided that each party shall have the right to disclose this Agreement: (i) as may be required by applicable law or as otherwise deemed advisable in the good faith opinion of such Party to comply with such applicable laws, including, without limitation, any state or federal securities laws; and (ii) to any third party that is bound by confidentiality provisions no less restrictive than Section 8 hereof in connection with any due diligence or other investigation by such third party related to any bonafide, proposed financing, acquisition or other business transaction involving such third party and the disclosing Party. Each Party agrees that it will not disclose to any third party or use any confidential information for purposes other than those anticipated by the Licenses and that it will take reasonable measures commensurate with the manner in which the Party protects its own confidential information, to maintain the confidentiality of all confidential information of the other Party in its possession unless otherwise required by law.

     (a) Subject to the limitations set forth in this Section, all information in any form, tangible or intangible, disclosed in any manner by NovaRay to NRCT and NRCT to NovaRay bearing the legend “Confidential Information” shall be deemed to be proprietary and confidential (“Confidential Information”) of the party revealing the Confidential Information (“Disclosing Party”). The party receiving such Confidentiality Information shall be referred to hereinafter as the “Receiving Party.” Confidential Information does not include information which the Receiving Party can demonstrate by competent written proof: (a) is now, or hereafter becomes generally known or available to the general public, through no act or failure to act on the part of the Receiving Party, (b) is hereafter furnished to the Receiving Party by a third party without breach of this Agreement and otherwise not in violation of any other confidentiality obligation or of the Disclosing party’s rights, or (c) was known to or in the possession of the Receiving Party prior to any disclosure made by the Disclosing Party.
     (b) The Receiving Party shall hold all Confidential Information in trust and confidence. In preserving disclosed Confidential Information, the Receiving Party will use efforts that are commensurate with its own efforts to preserve its own confidential information, but in any event with not less than a reasonable standard of care to secure and safeguard the Confidential Information. Receiving Party shall not disclose any Confidential Information to any third party without ensuring that the third party has executed a confidentiality agreement with terms at least as restrictive as those set forth in this section. Notwithstanding the foregoing, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Receiving Party shall first have given notice to the Disclosing party and shall have made a reasonable effort (in cooperation with the Disclosing Party) to obtain a protective order or take other measures in order to minimize the disclosure and require that the Confidentiality Information so disclosed be used only for the purposes for which the order was issued.
10. SEVERABILITY. The Parties agree that if any part, term, or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.
11. WAIVER AND ALTERATION.
     (a) The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.
     (b) A provision of this Agreement may be altered only by a writing signed by both Parties.
12. IMPLEMENTATION. Each Party shall execute any instruments reasonably believed by the other Party to be necessary to implement the provisions of this Agreement.
13. GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of California.
14. DISPUTE RESOLUTION. Should there be a dispute concerning the interpretation of this Agreement, compliance with this Agreement, and/or the scope of the claims in the Licensed

Patents, the Parties will first negotiate to settle the dispute, and if they are unable to resolve the dispute, submit to non-binding mediation in San Francisco, California before any binding arbitration takes place. If the Parties are unable to resolve the matter through mediation, they will resolve the dispute through binding arbitration before a three member panel in accordance with the rules of the American Arbitration Association, to be heard in San Francisco, California.
15. ENTIRE UNDERSTANDING. This Agreement represents the entire understanding between the Parties, and supersedes all other agreements, express or implied, oral or written, between the Parties concerning the subject matter of this Agreement.
16. ADDRESSES.
     For the purpose of all written communications between the Parties, their addresses shall be:
     [Address of NRCT LLC]
     [Address of NovaRay]
or any other addresses of which either Party shall notify the other Party in writing.
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

NOVARAY, INC.

By:	/s/ Jack Price, President

Date:

NRCT LLC

By:	/s/ David Dantzker

Date:

EXHIBIT A
Issued U.S. Patents

US Pat. No./Title/Filing
& Issue Dates	Inventor(s)	W&C Ref.	Next Due Date* / Expiry Date
Patent No. 5,550,378 X-Ray Detector Filed: February 10, 1995 Issued: August 27, 1996	Skillicorn et al.	1617878-0046 (1629409-0034)	3rd Maintenance Fee Due 2/27/08 Patent Expires February 10, 2015

Patent No. 5,610,967 X-Ray Grid Assembly Filed: April 10, 1995 Issued: March 11, 1997	Moorman et al.	1617878-0045 (1629409-0032)	3rd Maintenance Fee Due 09/11/08 Patent Expires April 10, 2015

Patent No. 5,644,612 Image Reconstruction Methods Filed: April 10, 1995 Issued: July 1, 1997	Moorman et al.	1617878-0047 (1629409-0033)	3rd Maintenance Fee Due 01/01/09 Patent Expires April 10, 2015

Patent No. 5,651,047 Maneuverable and Locateable Catheters Filed: February 10, 1995 Issued: July 22, 1997	Moorman et al.	1617878-0051 (1629409-0040)	3rd Maintenance Fee Due 01/22/09 Patent Expires February 10, 2015

US Patent No. 5,682,412f X-Ray Source Filed: September 20, 1996 Issued: October 28, 1997	Skillicorn et al.	1617878-0021 (1629409-0006)	3rd Maintenance Fee Due 4/28/09 Patent Expires 9/20/2016

U.S. Patent No. 5,751,785 Image Reconstruction Methods Filed: November 12, 1996 Issued: May 12, 1998	Moorman et al.	1617878-0019 (1629409-0030)	3rd Maintenance Fee Due 11/12/09 Patent Expires November 12, 2016

U.S. Patent No. 5,729,584 Scanning Beam X-Ray Imaging System Filed: September 20, 1996 Issued: March 17, 1998	Moorman et al.	1617878-0020 (1629409-0029)	3rd Maintenance Fee Due 9/17/09 Patent Expires September 20, 2016

Patent No. 5,808,306 X-Ray Detector Filed: August 26, 1996 Issued: September 15, 1998	Skillicorn et al.	1617878-0034 (1629409-0024)	3rd Maintenance Fee Due 3/15/10 Patent Expires August 26, 2016

Patent No. 5,835,561 Scanning Beam X-Ray Imaging System Filed: April 10, 1995 Issued: November 10, 1998	Moorman et al.	1617878-0044 (1629409-0031)	3rd Maintenance Fee Due 5/10/10 Patent Expires November 10, 2015 (17 years from grant)

US Pat. No./Title/Filing
& Issue Dates	Inventor(s)	W&C Ref.	Next Due Date* / Expiry Date
Patent No. 5,859,893 X-Ray Collimation Assembly Filed: May 31, 1996 Issued: January 12, 1999	Moorman et al.	1617878-0043 (1629409-0037)	3rd Maintenance Fee Due 7/12/10 Patent Expires May 31, 2016

Patent No. 6,060,713 X-Ray Detector Filed: September 11, 1998 Issued: May 9, 2000	Skillicorn et al.	1617878-0011 (1629409-0039)	2nd Maintenance Fee Due 11/09/07 3rd Maintenance Fee Due 11/9/11 Patent Expires September 11, 2018

Patent No. 6,118,853 X-Ray Target Assembly Filed: October 6, 1998 Issued: September 12, 2000	Hansen et al.	1617878-0039 (1629409-0022)	2nd Maintenance Fee Due 3/12/08. 3rd Maintenance Fee Due 3/12/12 Patent Expires October 6, 2018

Patent No. 6,118,854 Method of Making X-Ray Beam Hardening Filter and Assembly Filed: October 6, 1998 Issued: September 12, 2000	Solomon et al.	1617878-0010 (1629409-0035)	2nd Maintenance Fee Due 3/12/08 3rd Maintenance Fee Due 3/12/12 Patent Expires October 6, 2018

Patent No. 6,157,703 Beam Hardening Filter and Actuator for X-Ray Source Filed: October 6, 1998 Issued: December 5, 2000	Solomon et al.	1617878-0012 (1629409-0018)	2nd Maintenance Fee Due 6/5/08 3rd Maintenance Fee Due 6/5/12 Patent Expires October 6, 2018

Patent No. 6,175,611 Tiered Detector Assembly Filed: October 6, 1998 Issued: January 16, 2001	Melen et al.	1617878-0030 (1629409-0025)	2nd Maintenance Fee Due 7/16/08 3rd Maintenance Fee Due 7/16/12 Patent Expires October 6, 2018

Patent No. 6,178,223 Image Reconstruction Method and Apparatus Filed: October 6, 1998 Issued: January 23, 2001	Solomon et al.	1617878-0038 (1629409-0023)	2nd Maintenance Fee Due 7/23/08 3rd Maintenance Fee Due 7/23/12 Patent Expires October 6, 2018

Patent No. 6,181,764 Image Reconstruction for Wide Depth of Field Images Filed: October 6, 1998 Issued: January 30, 2001	Solomon et al.	1617878-0018 (1629409-0019)	2nd Maintenance Fee Due 7/30/08 3rd Maintenance Fee Due 7/30/12 Patent Expires October 6, 2018

US Pat. No./Title/Filing
& Issue Dates	Inventor(s)	W&C Ref.	Next Due Date* / Expiry Date
Patent No. 6,183,139 X-Ray Scanning Method and Apparatus Filed: October 6, 1998 Issued: February 6, 2001	Solomon et al.	1617878-0026 (1629409-0026)	2nd Maintenance Fee Due 8/6/08 3rd Maintenance Fee Due 8/6/12 Patent Expires October 6, 2018

Patent No. 6,198,802 Scanning Beam X-Ray Source and Assembly Filed: October 6, 1998 Issued: March 6, 2001	Elliott et al.	1617878-0017 (1629409-0020)	2nd Maintenance Fee Due 9/6/08 3rd Maintenance Fee Due 9/6/12 Patent Expires October 6, 2018

Patent No. 6,208,709 Detection Processing System Filed: October 6, 1998 Issued: March 27, 2001	Melen	1617878-0022 (1629409-0041)	2nd Maintenance Fee Due 9/27/08 3rd Maintenance Fee Due 9/27/12 Patent Expires October 6, 2018

Patent No. 6,234,671 X-Ray System with Scanning Beam X-Ray Source Below Object Table Filed: October 6, 1998 Issued: May 22, 2001	Solomon et al.	1617878-0007 (1629409-0042)	2nd Maintenance Fee Due 11/22/08 3rd Maintenance Fee Due 11/22/12 Patent Expires October 6, 2018

Patent No. 6,649,914 Scanning Beam X-Ray Imaging System Filed: January 7, 1999 Issued: November 18, 2003	Moorman et al.	1617878-0016 (1629409-0038)	1st Maintenance Fee Due 05/18/07 2nd Maintenance Fee Due 5/18/11 Patent Expires January 7, 2019

Issued Foreign Patents

Country/Patent No./Title/Issue Date	Inventor(s)	W&C Ref.	Next Due Date
JP Patent No. 3569526 X-Ray Detector for Low Dosage Scanning Beam Digital X-Ray Imaging System Filed: April 5, 1994	Wilent et al.	1617878-0061	Next Annuity Due 6/25/07

EP Patent No. 0808465 Scanning Beam X-Ray Imaging System Filed: February 6, 1996 Issued: August 13, 2003	Moorman et al.	1617878-0054 (1629409-0004)	Next Annuity Due 2/6/07

Pending Foreign Applications

Application No./Title/Filing Date	Inventor(s)	W&C Ref.	Next Due Date
[***]	Moorman et al.	[***]	Response to Second Office Action due 11/16/06 (Response prepared and sent to Japanese Associate).

[***]	Melen et al.	[***]	Response to Office Action filed 04/20/06 Annuity Due 9/30/07

[***]	Solomon et al.	[***]	Supplemental Search Report Issued 08/29/06; Notice of Intent to Proceed due 11/08/06 Annuity Due 9/30/07

[***]	Moorman et al.	[***]	Response to OA filed 4/25/06 Awaiting for 2nd Office Action from Japanese Patent Office

[***]	Melen et al.	[***]	Request for Examination filed 09/30/2006. Awaiting First Office Action.

[***]	Solomon et al.	[***]	Request for Examination filed 09/30/2006. Awaiting First Office Action.

[***]	Moorman et al.	[***]	Divisional application of 524388/1996 (1617878-0053). Awaiting 1st Office Action

EXHIBIT B

EXHIBIT C

Component	Unit price		Quantity limit
X-ray source	$	[***]	3
High voltage boards	$	[***]	4
X-ray detector	$	[***]	3
Detector Sticks	$	[***]	4
High-voltage power supply	$	[***]	3
Deflection system	$	[***]	3
Image reconstruction board	$	[***]	4
Heat exchanger	$	[***]	3
Control computer	$	[***]	3
Vacuum cart	$	[***]	3
•	Acceptance testing of Components will consist of meeting NovaRay’s existing product performance specifications using a single plane image capability.

•	NovaRay will transfer ownership of these components to NRCT at NovaRay’s facility in Palo Alto and upon the required Payment.

•	Once acceptance testing and title transfer are completed, NovaRay will allow NRCT or sub-licensee’s researchers access for testing at the NovaRay facility. NRCT or NRCT’s sub-licensee will be able to schedule up to 20hrs / week test time for a period of 12 months.

•	Timing of the physical transfer of the equipment will be performed at NRCT’s discretion.

•	All such purchases shall be completed by NRCT within ___days of the Effective Time.
Replacement Components will be provided on an exchange basis, as described in Exhibit C

EXHIBIT C
Replacement Components will be provided as follows:
•	Replacement Components will be provided on an exchange basis. Due to the limited supply of parts, non-functioning subsystems must be returned to NovaRay for possible refurbishing.

•	The price to NRCT to exchange or refurbish a specific non-functioning subsystem is listed below.

•	NovaRay will provide NRCT with as many exchanges as is reasonably possible, with a guaranteed minimum of two exchanges for any particular subsystem and for a minimum period of two years from the date of this agreement.

Replacement price
(with exchange of non-functioning
Replaceable components	subsystem)
X-ray source assembly	$	[***]
High voltage boards	$	[***]
X-ray detector assembly	$	[***]
Detector sticks	$	[***]
High-voltage power supply unit	$	[***]
Deflection system	$	[***]
Data capture and reconstruction computer	$	[***]
Image reconstruction board	$	[***]
Heat exchanger	$	[***]
Control computer	$	[***]
Vacuum cart		N/A

EXHIBIT D
1.	NovaRay will provide existing documentation to NRCT
i.	Existing Design Documentation
•	Software source code

•	Design and architecture docs

•	Software development tools used. Inventory of S/W library, configuration management, compilers, etc. NRCT or sub-licensee to purchase SW tools license for these

•	Mechanical design drawings

•	System and Subsystem Specifications

•	Schematics and interface documents

•	Machine readable preferred and printed as needed
ii.	Existing Service Docs
•	Technical Service Manuals provided

•	Installation Requirements provided
2.	Existing Knowledge and Information Transfer
•	Existing Bill of Materials will be provided

•	Existing Mfg Procedures, And detail specifications and drawings for fixtures and tools machine readable engineering and manufacturing documentation

•	Existing Service Procedures, calibration and characterization procedures documentation

•	NovaRay will allow NRCT or NRCT’s sub-licensee to approach UW for access to the NovaRay equipment for as long as it is available at that site. However the decision to allow NRCT or NRCT’s sub-licensee access to the system and terms for access is at the discretion of UW. There is no guarantee that that system will continue to be housed there. Access is primarily for simple experiments and reviewing NovaRay technology. The operation of the system cannot be disrupted; the cost of using, damage and maintenance must be covered by NRCT.

•	Existing Design and assembly documentation will be provided for the following:
a)	X-ray source including gun, bell, target, collimator, and deflection electronics.

b)	Detector including readout ASIC and associated electronics. NovaRay will identify key vendors and necessary manufacturing documentation for the detector tiles and flip-chip assembly procedures

c)	Data-acquisition software and firmware
•	Process transfer
a)	X-ray source: NovaRay will identify key vendors for source components.

b)	Detector: NovaRay will identify key vendors and necessary manufacturing documentation for the detector tiles and flip-chip assembly procedures. NovaRay will provide existing design documentation for necessary test equipment.
•	Design reviews will be conducted to explain top level and component design.
•	Existing FDA submitted test data
•	Existing GMP documentation on components and system